SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2003

HPSC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11618	04-256004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 State Street, Boston, MA	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 720-3600

Item 5.  Other Events.

On August 13, 2003 the Board of Directors of HPSC, Inc. (the “Company”) authorized the amendment of the Amended and Restated Rights Agreement dated September 16, 1999 (the “Rights Agreement”) between the Company and Fleet National Bank, as successor in interest to BankBoston, N.A. (the “Rights Agent”), resulting in the First Amendment to the Amended and Restated Rights Agreement (the “Amendment”).  The Amendment was adopted to extend the “Final Expiration Date” of the Agreement and amend the Exercise Price. The Company has amended the Rights Agreement to extend the plan from August 13, 2003 until August 13, 2013.  The Amendment also provides for an increase in the Exercise Price from $20.00 to $40.00.

The Amendment to the Rights Agreement is attached hereto as Exhibit 4.2, and the Rights Agreement, including the form of the Rights Certificate, are incorporated herein by reference.  The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

4.1                                 Amended and Restated Rights Agreement, dated as of September 16, 1999, between HPSC, Inc. and BankBoston, N.A.  (Incorporated herein by reference to Exhibit  4.1 to the Company’s Form 8-K, filed with the Commission on November 5, 1999.)

4.2                                 First Amendment to the Amended and Restated Rights Agreement, dated as of August 13, 2003, between HPSC, Inc. and Fleet National Bank, as successor in interest to BankBoston, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HPSC, Inc.
Registrant

DATED: August 13, 2003	By:	/s/ John W. Everets
John W. Everets
Chairman and Chief Executive Officer